                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


[X] Filed by registrant

[ ] Filed by a party other than the registrant


Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               JARDEN CORPORATION
================================================================================
                (Name of Registrant as Specified in its Charter)


                        ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)  Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:

         -----------------------------------------------------------------------
         2)  Form, schedule or registration statement No.:

         -----------------------------------------------------------------------
         3)  Filing party:

         -----------------------------------------------------------------------
         4)  Date filed:

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

                               JARDEN CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2004

To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the "Meeting"), of Jarden Corporation (the "Company"), which will be held on Tuesday, May 11, 2004 at 10:00 A.M., local time, at 555 Theodore Fremd Avenue, Rye, New York 10580, for the following purposes:

         1. To elect two (Class II) directors to serve on the Board of Directors for a term of three years expiring at the 2007 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004 (Proposal 2); and

         3. To transact such other business as may properly be brought before the Meeting.

         Stockholders of record at the close of business on April 8, 2004 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report of the Company for the year ended December 31, 2003 is being mailed to stockholders along with the attached Proxy Statement.

         YOUR VOTE IS IMPORTANT. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING. SUBMITTING THE ENCLOSED FORM OF PROXY WILL APPOINT MARTIN E. FRANKLIN AND IAN G.H. ASHKEN AS YOUR PROXIES. YOU MAY SUBMIT YOUR PROXY BY MAIL. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING. FOR INSTRUCTIONS, PLEASE REFER TO PAGE 2 OF THE PROXY STATEMENT OR THE PROXY CARD.

                                             By order of the Board of Directors

                                             /s/ Martin E. Franklin
                                             ---------------------------------
                                             Martin E. Franklin
                                             Chairman and
                                             Chief Executive Officer
April 13, 2004

                               JARDEN CORPORATION
                            555 THEODORE FREMD AVENUE
                                  RYE, NY 10580

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON

                                  MAY 11, 2004

                                  INTRODUCTION

                   PROXY SOLICITATION AND GENERAL INFORMATION

         This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are being furnished to the holders of common stock (the "Stockholders"), par value $.01 per share (the "Common Stock"), of Jarden Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 11, 2004 at 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 A.M., local time, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the Proxy Card are first being sent to Stockholders on or about April 15, 2004. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report shall not be deemed to be part of this Proxy Statement.

         At the Meeting, Stockholders will be asked:

         1. To elect two (Class II) directors to serve on the Board of Directors for a term of three years expiring at the 2007 annual meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004 (Proposal 2); and

         3. To transact such other business as may properly be brought before the Meeting.

         The Board of Directors has fixed the close of business on April 8, 2004 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

PROXIES AND VOTING

         Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal 1), and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004 (Proposal 2).

Voting

         Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope.

         Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms from their bank, broker or other agent. Beneficial owners may also be able to vote by telephone or the Internet. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

         The method of voting used will not limit a Stockholder's right to attend the Meeting.

Revocation of Proxy

         A Stockholder who so desires may revoke his proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Corporate Secretary); (ii) delivering a proxy that is dated later; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Beneficial owners who hold their stock in street name cannot revoke their proxies in person at the Meeting because the Stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, beneficial owners should contact their bank, broker or other agent before the Meeting to determine whether they can do so.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         Only Stockholders as of the close of business on April 8, 2004 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 27,189,782 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

QUORUM; REQUIRED VOTES

         The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the shares of stock entitled to vote constitutes a quorum for this Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented for Stockholder action.

         Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         The affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote is necessary for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004 (Proposal 2).

         Since the affirmative vote of a plurality of votes present in person or represented by proxy and entitled to vote is required for the election of directors (Proposal 1), abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote is necessary for the ratification of the appointment of independent auditors (Proposal 2), abstentions will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of such matter.

         Votes at the Meeting will be tabulated by an inspector of elections appointed by the Company or the Company's transfer agent.

PROXY SOLICITATION

         The Company will bear the costs of the solicitation of proxies for the Meeting. Directors, officers and employees of the Company may solicit proxies from Stockholders by mail, telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We may engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies.

         In accordance with the regulations of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"), we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock as of the Record Date.

LIST OF STOCKHOLDERS

         In accordance with Delaware law, a list of Stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 555 Theodore Fremd Avenue, Rye, NY 10580.

         IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO DELIVER A PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE DELIVER YOUR PROXY PROMPTLY.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 31, 2004, by (i) each person or entity known to us owning beneficially 5% or more of our Common Stock, (ii) each of our directors and nominees for directors, (iii) each of our executive officers and
(iv) all directors and executive officers as a group. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

                                                                            Shares Beneficially
Name and Address                                                                      Owned (1)      Percent (2)
----------------                                                                      ---------      -----------
FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, as a group
82 Devonshire  Street
Boston, MA 02109..................................................               2,937,470(3)           10.8%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109..................................................               2,003,950(4)            7.4%

Martin E. Franklin................................................               1,498,256(5)            5.5%

Ian G.H. Ashken...................................................                 426,189(6)            1.6%

Rene-Pierre Azria.................................................                  37,000(7)             *

Desiree DeStefano.................................................                  30,166(8)             *

Douglas W. Huemme.................................................                  48,025(9)             *

James E. Lillie...................................................                  57,600                *

Richard L. Molen..................................................                  48,600(10)            *

Lynda W. Popwell..................................................                  50,775(11)            *

Irwin D. Simon....................................................                  36,000(12)            *

J. David Tolbert..................................................                  26,047                *

Robert L. Wood....................................................                  81,000(13)            *

All directors, nominees for directors, and executive officers as a
group (11 persons)................................................               1,969,720(14)           7.1%

---------------
*  Less than 1%

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any share of Common Stock that such person has the right to acquire within 60 days. The number of shares beneficially owned reflected in this table and in the footnotes thereto give effect to the 3-for-2 split of our shares of Common Stock pursuant to which Stockholders of record at the close of business on November 12, 2003 received, on or about November 26, 2003, one additional share of our Common Stock for every two shares of our Common Stock held.

(2) Percent of class is based on the Common Stock outstanding and entitled to vote as of March 31, 2004. There were 27,189,782 shares outstanding and entitled to vote as of March 31, 2004.

(3)      Based solely on Schedule 13G filed with the SEC on February 17, 2004.

(4)      Based solely on Schedule 13G filed with the SEC on February 12, 2004.

(5) Includes 187,501 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Also includes 369,938 shares of Common Stock held by Mr. Ashken of which Mr. Franklin disclaims beneficial ownership. Mr. Franklin entered into a voting agreement, dated as of August 22, 2002, with Mr. Ashken, pursuant to which Mr. Franklin has the power to vote, or direct the vote, over all of these 369,938 shares of Common Stock.

(6) Includes 56,251 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 18,500 shares of Common Stock gifted to a charitable foundation for which Mr. Ashken is a director, of which Mr. Ashken disclaims beneficial ownership. Additionally, Mr. Ashken entered into a voting agreement, dated as of August 22, 2002, with Mr. Franklin, pursuant to which Mr. Franklin has the power to vote, or direct the vote, over 369,938 shares of Common Stock beneficially owned by Mr. Ashken.

(7) Includes 36,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(8) Includes 26,250 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(9) Includes 46,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(10) Includes 27,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(11) Includes 49,500 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(12) Includes 35,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(13) Includes 78,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(14) Includes 541,502 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

                              INFORMATION REGARDING
                        BOARD OF DIRECTORS AND COMMITTEES


STATEMENT ON CORPORATE GOVERNANCE

         The Company maintains formal corporate governance standards. The Company has reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the rules of the SEC and the NYSE's new corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. Since the last annual meeting, we have adopted charters for our Compensation Committee and Nominating and Policies Committee and implemented a Board Governance and Conduct Policy. Additionally, we have recently amended the charter of the Audit Committee and our Business Conduct and Ethics Policy. You can access all of these documents on the "Corporate Governance" page of the "Investor Relations" section of the Company's website, www.jarden.com, or by writing to us at Jarden Corporation, 555 Theodore Fremd Avenue, Rye, NY 10580,
Attention: Investor Relations.

         In accordance with NYSE corporate governance listing standards, our Board Governance and Conduct Policy requires the Board to designate a non-executive lead director to preside over non-executive sessions and perform any duties more appropriately performed by an independent director which would otherwise be performed by the Chairman of the Board. Irwin D. Simon has been designated as the Lead Independent Director. The Company's non-management directors meet at least once per year in a non-executive session without management at which Mr. Simon presides. Stockholders and other interested parties may communicate with the Company's Lead Independent Director or the non-management directors as a group either by writing to Irwin D. Simon, c/o Jarden Corporation Corporate Secretary, 555 Theodore Fremd Avenue, Rye, NY 10580 or sending an e-mail to BOD@jarden.com. Correspondence will be forwarded to Mr. Simon promptly.

         Our Board Governance and Conduct Policy requires that a majority of the directors satisfy the independence requirements of the SEC and the NYSE. In general, "independent" means that the director shall have no material relationship with the Company or any member of the senior management of the Company. In performing their duties, directors must hold themselves free of any interest, influence or relationship with respect to any activity which could impair their judgment or objectivity in the course of their service to the Company. The policy establishes a mandatory retirement age of 70 for independent directors. It also urges independent directors with more than one year of service to own at least 1,000 shares of common stock of the Company. Except for Martin E. Franklin and Ian G.H. Ashken, each of the Board members meets the aforementioned independence standards. Messrs. Franklin and Ashken do not meet the aforementioned independence standards because they are the current Chairman and Chief Executive Officer and Vice Chairman, Chief Financial Officer and Secretary, respectively, of the Company.

         In addition to the foregoing, our Board Governance and Conduct Policy also provides for:

            o reviewing and approving a succession plan for the Chief Executive Officer of the Company at least annually;

            o the Board of Directors reviewing and assessing its own performance at least annually; and

            o the right of the Board to hire its own advisors to assist it in performing its duties without obtaining the approval of management.

A copy of our Board Governance and Conduct Policy is set forth as Annex A to this Proxy Statement.

COMMITTEES OF THE BOARD

         During 2003, the Board of Directors held nine meetings. The Board of Directors had standing Compensation, Nominating and Policies, and Audit Committees. During 2003, all of the directors then in office attended at least 75% of the total number of meetings held by the Board of Directors and by the Committees of the Board of Directors on which they served. Attendance at Board and committee meetings during fiscal 2003 averaged 93% for incumbent directors as a group. The Compensation and Nominating and Policies Committees do not meet on a regular basis, but only as circumstances require.

COMPENSATION COMMITTEE

         The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock option plans and makes recommendations to the Board of Directors concerning levels of executive compensation and adoption of incentive and stock option plans. The Compensation Committee consists of Messrs. Molen (Chairman), Simon and Wood. The Compensation Committee met six times during 2003.

NOMINATING AND POLICIES COMMITTEE

         The purpose of the Nominating and Policies Committee is to identify, evaluate and nominate qualified candidates for election to the Board of Directors. The Nominating and Policies Committee will consider nominees recommended by Stockholders. The names of such nominees should be forwarded to Ian G.H. Ashken, Corporate Secretary, Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, who will submit them to the committee for its consideration. See the section titled "Other Matters - Proposals by Stockholders" for more information on Stockholder nominations of candidates for election to the Board of Directors.

         The Nominating and Policies Committee is also responsible for developing and recommending to the Board a set of corporate governance principles and periodically reviewing and reassessing the adequacy of those principles and recommending any proposed changes to the Board for approval, and advising the Board on corporate governance matters as they arise.

         The Nominating and Policies Committee consists of Messrs. Huemme (Chairman), Molen and Simon. The Nominating and Policies Committee met once during 2003.

AUDIT COMMITTEE

         The Audit Committee consists of Mr. Azria (Chairman), Ms. Popwell and Mr. Wood. Each of the Audit Committee members satisfies the definition of independent director as established in the NYSE corporate governance listing standards. During the year, in accordance with Section 407 of the Sarbanes-Oxley Act, the Company determined Mr. Azria to be a "Financial Expert". The duties of the Audit Committee are to: (a) recommend for nomination by the Board of Directors the independent certified public accountants who shall conduct the annual audit of the Company; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review management's evaluation of the adequacy of the Company's internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The number of meetings held during the year is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is set forth as Annex B to this Proxy Statement. The Charter is reviewed and reassessed by the Audit Committee and approved by the Board of Directors as needed but at least annually.

         Section 301 of the Sarbanes-Oxley Act requires the Audit Committee to establish procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding perceived questionable accounting or auditing matters. The Company uses an independent third party to provide an 800 number for the receipt, recording and transcription of any complaints received.

REPORT OF THE AUDIT COMMITTEE

            The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of tax services and audit-related services with the auditors' independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, and the overall quality of the Company's financial reporting and internal controls. The Audit Committee held five meetings during 2003.

         In reliance on the reviews and discussions referred to above, the Audit Committee reviewed and, together with the other members of the Board, approved for filing with the SEC the Annual Report on Form 10-K for the year ended December 31, 2003, which includes audited financial statements for such year. The Audit Committee and the Board of Directors have also recommended the selection of the

Company's independent auditors for 2004.

Respectfully submitted.                              Audit Committee
                                                     Rene-Pierre Azria, Chairman
                                                     Lynda W. Popwell
                                                     Robert L. Wood

COMPENSATION OF DIRECTORS

         Directors who are also employees of the Company receive no additional compensation for their service on the Board or on any Board committee. In 2003, non-employee directors received a flat retainer of $22,500 per year, payable quarterly. This retainer was increased to $26,000 for 2004. In 2003, the chairman of each of the Audit and Compensation Committees received $5,000 and the chairman of the Nominating and Policies Committee received $2,500. In 2004, the chairman for each of these three committees receives $5,000. No additional fees are paid for meeting attendance. In 2004, each member of any Board committee, who is not also the chairman, receives $1,000 per year.

         On May 8, 2003, each of the then non-employee directors of the Company was granted options to purchase 6,000 shares of Common Stock under the 2003 Stock Incentive Plan. The exercise price for each share of Common Stock subject to the option granted to each such director is equal to the fair market value of a share of Common Stock on the date such option was granted. The foregoing options expire ten years after the date they are granted. In 2004, the Company intends to grant each of the non-employee directors options to purchase 7,500 shares of Common Stock under the 2003 Stock Incentive Plan.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         No director, executive officer, or person nominated to become a director or executive officer has within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business or property of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

THE COMPANY IS NOT AWARE OF ANY MATERIAL PROCEEDINGS TO WHICH ANY DIRECTOR, EXECUTIVE OFFICER OR AFFILIATE OF THE COMPANY, OR ANY SECURITY HOLDER, INCLUDING ANY OWNER OF RECORD OR BENEFICIALLY OF MORE THAN 5% OF ANY CLASS OF THE COMPANY'S VOTING SECURITIES, IS A PARTY ADVERSE TO THE COMPANY OR HAS A MATERIAL INTEREST ADVERSE TO THE COMPANY.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Restated Certificate of Incorporation of the Company, as amended, provides that the maximum number of directors shall be nine and the minimum number shall be two. The Bylaws of the Company provides that the number of members constituting the entire Board of Directors is nine. There are currently eight members of the Board of Directors. The Board of Directors of the Company is divided into three classes of directors having staggered three-year terms of office. At each annual meeting of Stockholders, the successor of each director whose term expires at that annual meeting is elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of his or her election, or until his or her successor have been elected and qualified in accordance with the Company's Restated Certificate of Incorporation, as amended, and Bylaws. Pursuant to the Restated Certificate of Incorporation, as amended, in general, any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by an affirmative vote of a majority of the remaining directors then in office.

         The terms of office of the Class II Directors, including Richard L. Molen, Lynda W. Popwell, and Ian G.H. Ashken, expire at this meeting and each of Messrs. Molen and Ashken is nominated for reelection. Ms. Popwell has decided to retire from her Board position and therefore not to stand for reelection. Accordingly, there will be a vacancy on the Board of Directors which the Board intends to fill in the upcoming year in accordance with the Restated Certificate of Incorporation, as amended. The terms of office of the Class III Directors, including Douglas W. Huemme, Irwin D. Simon, and Robert L. Wood, expire at the 2005 annual meeting. The terms of office of the Class I Directors, including Martin E. Franklin and Rene-Pierre Azria, expire at the 2006 annual meeting. There are no family relationships among any of the directors or executive officers of the Company.

         Unless otherwise specified, each proxy received will be voted for the election as directors of the two nominees named below to serve until the 2007 annual meeting of Stockholders or until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Bylaws of the Company.

THE FOLLOWING PERSONS HAVE BEEN NOMINATED AS CLASS II DIRECTORS:

                                Director
Name                      Age     Since    Business Experience
----                      ---     -----    -------------------
Ian G.H. Ashken           43      2001     Mr. Ashken is our Vice Chairman, Chief Financial Officer and Secretary. Mr.
                                           Ashken was appointed to our Board of Directors on June 25, 2001 and became
                                           Vice Chairman, Chief Financial Officer and Secretary effective September
                                           24, 2001. Mr. Ashken is also a principal and executive officer of a number of private entities. Mr. Ashken was the Vice Chairman of the Board of
                                           Directors of Bolle Inc. from December 1998 until February 2000. From
                                           February 1997 until his appointment as Vice Chairman, Mr. Ashken was the
                                           Chief Financial Officer and a director of Bolle Inc. Mr. Ashken previously held positions as Chief Financial Officer and a director of Lumen
                                           Technologies, Inc. from May 1996 to December 1998 and Benson Eyecare
                                           Corporation from October 1992 to May 1996.

Richard L. Molen          63      1993     Mr. Molen was Chairman, President and Chief Executive Officer of Huffy
                                           Corporation, a sporting goods company, from September 1994 until his retirement in December 1997. Mr. Molen served as President and Chief
                                           Executive Officer of Huffy Corporation since April 1993, and has served on its Board of Directors since June 1984. Mr. Molen also serves as a director of Huntington Bank and Concrete Technology, Inc.


         THE BOARD RECOMMENDS THAT STOCKHOLDER VOTE "FOR" EACH OF THE PERSONS NOMINATED BY THE BOARD TO SERVE AS CLASS II DIRECTORS.

THE TERMS OF THE FOLLOWING CLASS III DIRECTORS EXPIRE AT THE 2005 ANNUAL
MEETING:

                                Director
Name                      Age     Since    Business Experience
----                      ---     -----    -------------------
Douglas W. Huemme         62      1999     Mr. Huemme was Chairman and Chief Executive Officer of Lilly Industries,
                                           Inc., an industrial coating and specialty chemical company, from 1990 until his retirement in December 2000. He also served as President of Lilly
                                           Industries, Inc. from 1990 until April 1999.

Robert L. Wood            49      2000     Mr. Wood joined Crompton Corporation, a global producer and marketer of polymer products and specialty chemicals, as President and Chief Executive
                                           Officer in January 2004. From 1977 to January 2004, Mr. Wood worked for The
                                           Dow Chemical Company, serving from November 2000 until January 2004 as
                                           Business Group President for Thermosets and Dow Automotive. From May 1997
                                           until November 2000 he served as Business Vice President for Polyurethanes.
                                           From October 1995 until May 1997 he acted as Business Vice President for
                                           Engineering Plastics.

Irwin D. Simon            45      2002     Mr. Simon is the Chairman, Chief Executive Officer and President of Hain
                                           Celestial Group, Inc., a marketer and distributor of natural, organic and specialty food products and a NASDAQ company ("Hain"). Mr. Simon was appointed Chief Executive Officer and President of Hain in May 1993 and
                                           subsequently appointed Chairman of the Board of Directors of Hain in April
                                           2000. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company ("Slim Fast"), a national marketer of meal replacement and weight loss food supplements. Mr.
                                           Simon also serves as a director of Technology Flavors & Fragrances, Inc.
                                           and other privately held companies.

THE TERMS OF THE FOLLOWING CLASS I DIRECTORS EXPIRE AT THE 2006 ANNUAL MEETING:

                                Director
Name                      Age     Since    Business Experience
----                      ---     -----    -------------------
Martin E. Franklin        39      2001     Mr. Franklin is our Chairman and Chief Executive Officer. Mr. Franklin was
                                           appointed to our Board of Directors on June 25, 2001 and became Chairman and Chief Executive Officer effective September 24, 2001. Mr. Franklin is also a principal and executive officer of a number of private entities. Mr.
                                           Franklin was the Chairman of the Board of Directors of Bolle Inc. from
                                           February 1997 until February 2000. Mr. Franklin has previously held positions as Chairman and Chief Executive Officer of Lumen Technologies,
                                           Inc. from May 1996 to December 1998, and Benson Eyecare Corporation from
                                           October 1992 to May 1996. Since January 2002, Mr. Franklin has served as the Chairman of the Board and a director of Find/SVP, Inc., a Nasdaq OTC
                                           Bulletin Board company. Since March 2003, Mr. Franklin has served as a director of Bally Total Fitness Holding Corporation, a New York Stock
                                           Exchange company. Since March 2004, Mr. Franklin has also served as a director of Apollo Investment Corporation, a Nasdaq company.

Rene-Pierre Azria         47      2002     Mr. Azria is a Managing Director of Rothschild, Inc., an investment bank, and has over twenty years of corporate finance experience, working generally on large size transactions with a high degree of complexity. His industry experience is concentrated in technology, media and telecommunications, and also includes healthcare and consumer goods. Prior to joining Rothschild, Inc. in 1996, Mr. Azria served as Managing Director of Blackstone Indosuez and President of Financiere Indosuez in New York.
                                           Mr. Azria also serves as a director of two privately held companies.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the name, age and position of each of our executive officers as of March 31, 2004. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.

NAME                     AGE                   POSITION
----                     ---                   --------
Martin E. Franklin       39         Chairman and Chief Executive Officer

Ian G.H. Ashken          43         Vice Chairman, Chief Financial Officer, and Secretary

James E. Lillie          42         President and Chief Operating Officer

Desiree DeStefano        36         Senior Vice President

J. David Tolbert         43         Vice President, Human Resources and Administration

         See the table of nominees for election as directors for biographical data with respect to Martin E. Franklin and Ian G.H. Ashken.

         JAMES E. LILLIE. Mr. Lillie is our President and Chief Operating Officer. Mr. Lillie joined the Company in August 2003 as Chief Operating Officer and assumed the additional title and responsibility of President effective January 2004. From 2000 to 2003, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation, Limited, a diversified commercial printing and business communications company. From 1999 to 2000, Mr. Lillie served as Executive Vice President of Operations at Walter Industries, Inc., a Kohlberg, Kravis, Roberts & Company ("KKR") Portfolio Company. From 1990 to 1999, Mr. Lillie held a succession of managerial human resources, manufacturing, finance and operations positions at World Color, Inc., another KKR portfolio company.

         DESIREE DESTEFANO. Ms. DeStefano serves as our Senior Vice President, working in the areas of finance, treasury, compliance and acquisitions. Ms. DeStefano joined our company as Chief Transition Officer and Vice President in 2001. From 2000 to 2001, Ms. DeStefano served as Chief Financial Officer of Sports Capital Partners, a private equity investment fund. Ms. DeStefano served as Vice President of Bolle, Inc. from 1998 to 2000. From 1996 to 1998, Ms. DeStefano was Vice President of Lumen Technologies, Inc. and prior thereto, Ms. DeStefano held similar positions at Benson Eyecare Corporation.

         J. DAVID TOLBERT. Mr. Tolbert is our Vice President, Human Resources and Administration. From April 1997 to October 1998, Mr. Tolbert served as our Vice President, Human Resources and Corporate Risk. From October 1993 to April 1997, Mr. Tolbert served as our Director of Human Resources. Since joining Ball Corporation in 1987, Mr. Tolbert served in various human resource and operating positions of Ball Corporation.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and four other executive officers of the Company whose annual salary and bonus during fiscal 2003 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                            LONG-TERM COMPENSATION
                                                                    ----------------------------------------
                                             ANNUAL COMPENSATION                AWARDS             PAYOUTS
                                          ----------------------------------------------------------------------------------
                                                                      RESTRICTED     SECURITIES
                                                                         STOCK       UNDERLYING       LTIP        ALL OTHER
                                                                      AWARD(S)($)     OPTIONS/       PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR       SALARY($)  BONUS($)(1)       (2)          SARS(#)       ($)(3)       ($)(4)
----------------------------------------------------------------------------------------------------------------------------
Martin E. Franklin(5)             2003         648,931    1,273,931     8,706,000            --          --          26,637
Chairman and Chief Executive      2002         460,769    1,460,769       772,500       750,000          --          38,704
Officer                           2001          50,000           --            --       900,000          --              --

Ian G.H. Ashken(6)                2003         375,974      813,974     3,177,000            --          --          19,526
Vice Chairman, Chief Financial    2002         281,538      818,538       309,000       225,000          --          27,961
Officer and Secretary             2001          50,000           --            --       450,000          --              --

James E. Lillie(7)                2003         144,231      144,231       997,500       150,000          --          12,823
President and Chief Operating     2002              --           --            --            --          --              --
Officer

                                  2001              --           --            --            --          --              --

Desiree DeStefano(8)              2003         140,385      210,000            --         7,500          --           9,908
Senior Vice President             2002         113,750      200,000            --        75,000          --           6,957
                                  2001          14,423           --            --            --          --              --

J. David Tolbert(9)               2003         163,615       81,808            --         4,500          --          11,442
Vice President, Human Resources   2002         149,815       72,286            --        45,000     152,021          50,332
and Administration                2001         140,384           --            --        22,500          --          10,365

(1) The amounts shown in the Bonus column include operating bonuses and discretionary performance based bonuses. Such amounts in 2002 also included transaction bonuses paid to Mr. Franklin, Mr. Ashken and Ms. DeStefano following the acquisition of the business of Tilia International, Inc. The Company has subsequently discontinued its policy of paying transaction bonuses to its Named Executive Officers.

(2) The amounts shown in the Restricted Stock Award(s) column for 2002 represent the value of restricted stock awarded to certain of the Named Executive Officers pursuant to the 1998 Long-Term Equity Incentive Plan in 2002. The value was based upon the $5.15 per share fair market value of our Common Stock on the date of the award. Pursuant to their respective restricted stock award agreements, as amended, the 150,000 and 60,000 shares of restricted stock awarded to Messrs. Franklin and Ashken, in 2002, respectively, have vested.

      The amounts shown in the Restricted Stock Award(s) column for 2003 represent the value of restricted stock awarded to certain of the Named Executive Officers pursuant to the 2003 Stock Incentive Plan. On May 8, 2003, Messrs. Franklin and Ashken received awards of 225,000 shares and 75,000 shares of restricted stock, respectively, valued at $20.36 per share, in each case based upon the fair market value of the Company's common stock on the date of the award. On August 8, 2003, Mr. Lillie received an award of 52,500 shares of restricted stock valued at $19.00 per share, based upon the fair market value of the Company's common stock on the date of the award. On November 23, 2003, Messrs. Franklin and Ashken received awards of 150,000 shares and 60,000 shares of restricted stock, respectively, valued at $27.50 per share, in each case based upon the fair market value of the Company's common stock on the date of the award. Pursuant to their respective restrictive stock award agreements, as amended, all shares of restricted stock awarded to Messrs. Franklin, Ashken and Lillie have vested.

(3) In connection with the termination of the Company's 1998 Performance Share Plan in 2003, all outstanding payouts under such plan were made. Accordingly, on July 25, 2002, Mr. Tolbert received a payout of 11,664 shares under the 1998 Performance Share Plan having a fair market value of $13.03 per share.

(4) The amounts shown in the All Other Compensation column for 2003 are comprised as follows:

      Mr. Franklin - Company-provided life insurance and long-term disability premiums, $2,234; imputed taxable income on an individual life insurance policy, $11,403; the Company's match and additional contribution on the employee's 401(k) contribution, $12,000; and imputed income on Company-provided tax services, $1,000.

      Mr. Ashken - Company-provided life insurance and long-term disability premiums, $2,234; imputed taxable income on individual life and disability policies, $5,292; and the Company's match and additional contribution on the employee's 401(k) contribution, $12,000.

      Mr. Lillie -- Company-provided life insurance and long-term disability premiums, $859; imputed taxable income on an individual life policy, $3,310; and the Company's match and additional contribution on the employee's 401(k) contribution, $8,654.

      Ms. DeStefano - Company-provided life insurance and long-term disability premiums, $1,485; and the Company's match and additional contribution on the employee's 401(k) contribution, $8,423.

      Mr. Tolbert-- Company-provided life insurance and long-term disability premiums, $1,605; and the Company's match and additional contribution on the employee's 401(k) contribution, $9,817.

(5) Mr. Franklin was appointed Chairman and Chief Executive Officer in September 2001. Effective January 1, 2002, the Company entered into an employment agreement with Mr. Franklin. This agreement was amended and restated effective October 1, 2003. See "Employment Agreements," below.

(6) Mr. Ashken was appointed Vice Chairman, Chief Financial Officer and Secretary in September 2001. Effective January 1, 2002, the Company entered into an employment agreement with Mr. Ashken. This agreement was amended and restated effective October 1, 2003. See "Employment Agreements," below.

(7) Mr. Lillie joined the Company as Chief Operating Officer in August 2003 and assumed the additional title and responsibilities of President effective January 2004. The Company entered into an employment agreement with Mr. Lillie effective August 4, 2003. See "Employment Agreements," below.

(8) Ms. DeStefano joined the Company in November 2001 and was appointed Senior Vice President of the Company in February 2003.

(9) Mr. Tolbert joined the Company May 1987 and was appointed Vice President, Human Resources and Administration in October 1998. The Company's employment agreement with Mr. Tolbert, dated as of January 1, 2002, was renewed for one year in January 1, 2004 and is subject to an annual renewal provision. See "Employment Agreements," below.

OPTIONS GRANTED IN 2003

                                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                                        AT ASSUMED RATES OF STOCK
                                                                                                          PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                                    OPTION TERM (1)
                                ----------------------------------------------------------------------------------------------------
                                                   PERCENTAGE
                                   NUMBER OF        OF TOTAL
                                   SECURITIES       OPTIONS
                                   UNDERLYING      GRANTED TO
                                  UNEXERCISED      EMPLOYEES        EXERCISE
                                    OPTIONS        IN FISCAL        PRICE PER       EXPIRATION
 NAME                               GRANTED           2003          SHARE ($)          DATE                5% ($)           10% ($)
 -----------------------------------------------------------------------------------------------------------------------------------
 Martin E. Franklin                      --             --               --                --                  --               --
 Ian G.H. Ashken                         --             --               --                --                  --               --
 James E. Lillie                    150,000          31.7%            19.00            8/8/13           1,792,350        4,542,166
 Desiree DeStefano                    7,500           1.6%            19.20           7/28/13              90,561          229,499
 J. David Tolbert                     4,500           1.0%            19.20           7/28/13              54,336          137,699

-------------
(1) The dollar amounts under these columns are the result of calculation at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, in the market value of our Common Stock.


AGGREGATE OPTION EXERCISES IN 2003 AND 2003 YEAR END OPTION VALUES

         The following table contains certain information regarding options to purchase Common Stock held as of December 31, 2003, by each of the Named Executive Officers. The stock options listed below were granted without tandem stock appreciation rights and without freestanding stock appreciation rights outstanding.

                                                                                        VALUE OF UNEXERCISED
                                                          NUMBER OF SECURITIES              IN-THE-MONEY
                                                         UNDERLYING UNEXERCISED       OPTIONS AT DECEMBER 31,
                                                           OPTIONS AT 12/31/03              2003 ($) (1)
                                                      -----------------------------------------------------------
                            SHARES
                          ACQUIRED ON      VALUE                              NON-                        NON-
 NAME                      EXERCISE     REALIZED ($)   EXERCISABLE        EXERCISABLE  EXERCISABLE    EXERCISABLE
 ----------------------------------------------------------------------------------------------------------------
 Martin E. Franklin               --              --        187,501           562,499    2,707,514      8,122,486
 Ian G.H. Ashken                  --              --         56,251           168,749      812,264      2,436,736
 James E. Lillie                  --              --             --           150,000           --      1,251,000
 Desiree DeStefano                --              --         18,750            63,750      320,625      1,022,925
 J. David Tolbert             27,000         349,943         32,625            66,375      650,059      1,187,336

-------------
(1) Before taxes. The dollar value reported is based on the difference between the exercise price of the option outstanding and the market price of Common Stock at the close of trading on December 31, 2003. The closing market price on that date was $27.34 per share.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

Introduction

         The Company's Compensation Committee (the "Committee") consists of three directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company's executive officers.

         The Company entered into amended and restated employment agreements, effective October 1, 2003, with each of Messrs. Franklin and Ashken and entered into an employment agreement with Mr. Lillie as of August 4, 2003. See "Employment Agreements," below.

         In 2003, the Board of Directors of the Company maintained the 2003 Stock Incentive Plan to incentivize executive officers and other key employees. See "2003 Stock Incentive Plan," below.

         The Committee annually determines compensation of the Company's senior management and its executive officers. The Committee also oversees the administration of executive programs and has approved a compensation philosophy for the Company, which is described below.

Executive Compensation Philosophy

         The basic elements of the Company's compensation philosophy are to provide competitive annual compensation combined with long-term reward opportunities and risks by linking management's compensation to the Company's success in creating value for its Stockholders. The total compensation package, which includes base salary, incentive compensation and long-term incentive opportunities in the form of grants under the Company's stock incentive plans, is designed to allow the Company to attract, motivate, and retain top-quality executives.

Cash Compensation

         For 2003, base salaries and target incentive compensation participation rates (percentage of base salary) for the Company's executive officers were established by the Committee. Base salary and incentive compensation (total cash compensation) earned in 2003 by the Named Executive Officers are reflected in the "Salary" and "Bonus" columns in the Summary Compensation Table.

2003 Stock Incentive Plan

         The 2003 Stock Incentive Plan, is designed to give the Board discretion and flexibility in designing incentive compensation packages to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing Stockholder value. Pursuant to this plan, the Board may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, restricted stock and stock bonuses. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Committee subject to the provisions of the 2003 Stock Incentive Plan.

         The Committee has set guidelines which determine the number of shares to be granted and the frequency of stock option awards. These guidelines, which are applicable to all participants including the Chief Executive Officer, provide that awards will generally be based upon the employee's position within the Company and a subjective review of the employee's performance. The stock option awards to each individual are not conditioned on the number of previously granted options. All awards to executive officers are within the discretion of the Committee. The Committee believes that the total compensation package has been designed to motivate executive officers to improve the operations of the Company, thereby increasing the market value of our Common Stock. The foregoing tables reflect the compensation structure being pursued by the Committee.

Compensation for the Chief Executive Officer

         Mr. Franklin is compensated pursuant to an employment agreement. From January 1, through February 14, 2003, Mr. Franklin's annual base salary was $511,000, and from February 15 through September 30, 2003, his annual base salary was $611,000. On October 1, 2003, Mr. Franklin entered into an amended and restated employment agreement with the Company pursuant to which his annual base salary increased to $850,000 effective as of that date. See "--Employment Agreements," below. Mr. Franklin is eligible for an operating bonus of between 50% and 100% of base salary based upon the Company achieving its earnings objectives and a discretionary performance bonus of up to 100% of base salary at the discretion of the Board or Compensation Committee. See "--Employment Agreements," below. In addition, Mr. Franklin is eligible for awards under the 2003 Stock Incentive Plan in accordance with the guidelines set forth in this Report of the Compensation Committee. On May 8, 2003, Mr. Franklin was awarded 225,000 shares of restricted stock under the 2003 Stock Incentive Plan, which shares have vested. On November 23, 2003, Mr. Franklin was granted 150,000 shares of restricted stock, which shares have vested, in lieu of a grant of 150,000 shares of restricted stock on January 1, 2004 to which he was entitled to pursuant to his amended and restated employment agreement.

Respectfully submitted.                           Compensation Committee
                                                  Richard L. Molen, Chairman
                                                  Irwin D. Simon
                                                  Robert L. Wood

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee during 2003 was an officer, employee or former officer of the Company of any of its subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.

PERFORMANCE GRAPH

         The graph below compares the cumulative total Stockholder return on the Company's Common Stock from December 31, 1998 through December 31, 2003, with the cumulative total return of (a) the Dow Jones Consumer Index - Non-Cyclical and (b) the Russell 2000 Index. The graph assumes that the beginning value of the Common Stock and each index was $100. The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, possible future performance of Common Stock.

JARDEN INDEXED STOCK PERFORMANCE


                               [GRAPHIC OMITTED]


                         December 31,    December 31,    December 31,   December 31,    December 31,    December 31,
                             1998            1999            2000           2001            2002            2003
                        ---------------------------------------------------------------------------------------------
Jarden                         100.0            92.3            56.3           65.4           198.9           341.8
D.J. Consumer -                100.0            99.4            87.6           88.6            83.0            98.7
Non-Cyclical
Russell 2000                   100.0           119.6           114.6          115.8            90.8           132.0

EMPLOYMENT AGREEMENTS

         The Company's amended and restated employment agreement with Martin E. Franklin, dated as of October 1, 2003, is for a term of four years, subject to certain termination rights and renewal provisions. Mr. Franklin currently receives an annual base salary of $850,000 (which increases each year up to a maximum of $1,100,000 in the final year of the agreement), as well as an operating bonus of up to 50% of base compensation each year for achieving the Company's earnings per share budget and up to 100% of base compensation each year for achieving 110% of the Company's earnings per share budget in each case based on the annual budget approved by the Board. In addition, Mr. Franklin is eligible for a discretionary performance-based bonus of up to 100% of base compensation each year, at the discretion of the Board or Compensation Committee. Mr. Franklin's employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Franklin's employment agreement also provides for certain other ancillary benefits. In connection with this agreement, as amended, Mr. Franklin was granted 150,000 shares of restricted stock on November 23, 2003, which shares have vested. In addition, the agreement provides for restricted stock grants on January 1 of each of the next three years and also requires the Company to provide Mr. Franklin with $10 million of life insurance. Mr. Franklin's employment agreement also contains a noncompetition covenant and nonsolicitation provisions (relating to the Company's employees and customers) effective during the term of his employment and during the greater of (i) a period of three years after any termination of Mr. Franklin's employment or (ii) any period thereafter during which Mr. Franklin continues to receive benefits under the employment agreement, other than in cases of a termination by the Company without good cause, by Mr. Franklin with good reason or if Mr. Franklin's employment is not renewed. In the event Mr. Franklin's employment is terminated by the Company without "cause" (as such term is defined in his employment agreement) or upon "disability" (as such term is defined in his employment agreement), Mr. Franklin will be entitled to (a) three times (two times in the case of termination due to death) base compensation, (b) three times (two times in the case of termination due to death) the average annual bonus paid over the preceding two fiscal years, (c) except in the case of non-renewal of employment, the accrued annual bonus through the date of termination, (d) the continuation of health insurance and other benefits for three years (two years in the case of termination due to death) at the Company's expense, (e) full vesting of any outstanding stock options on the Company's stock, and (f) the lapsing of any restrictions over any restricted shares of the Company's stock. In addition, Mr. Franklin's employment agreement may be terminated at the Company's option for "cause" (as such term is defined in his employment agreement).

         The Company's amended and restated employment agreement with Ian G.H. Ashken, dated as of October 1, 2003, is for a term of four years, subject to certain termination rights and renewal provisions. Mr. Ashken currently receives an annual base salary of $450,000 (which increases each year up to a maximum of $585,000 in the final year of the agreement), as well as an operating bonus of up to 50% of base compensation each year for achieving the Company's earnings per share budget and up to 100% of base compensation each year for achieving 110% of the Company's earnings per share budget in each case based on the annual budget approved by the Board. In addition, Mr. Ashken is eligible for a discretionary performance-based bonus of up to 100% of base compensation each year, at the discretion of the Board or Compensation Committee. Mr. Ashken's employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr.

Ashken's employment agreement also provides for certain other ancillary benefits. In connection with this agreement, as amended, Mr. Ashken was granted 60,000 shares of restricted stock on November 23, 2003, which shares have vested. In addition, the agreement provides for restricted stock grants on January 1 of each of the next three years and also requires the Company to provide Mr. Ashken with $6 million of life insurance. Mr. Ashken's employment agreement also contains a noncompetition covenant and nonsolicitation provisions (relating to the Company's employees and customers) effective during the term of his employment and during the greater of (i) a period of three years after any termination of Mr. Ashken's employment or (ii) any period thereafter during which Mr. Ashken continues to receive benefits under the employment agreement, other than in cases of a termination by the Company without good cause, by Mr. Ashken with good reason or if Mr. Ashken's employment is not renewed. In the event Mr. Ashken's employment is terminated by the Company without "cause" (as such term is defined in his employment agreement) or upon "disability" (as such term is defined in his employment agreement), Mr. Ashken will be entitled to (a) three times (two times in the case of termination due to death) base compensation, (b) three times (two times in the case of termination due to death) the average annual bonus paid over the preceding two fiscal years, (c) except in the case of non-renewal of employment, the accrued annual bonus through the date of termination, (d) the continuation of health insurance and other benefits for three years (two years in the case of termination due to death) at the Company's expense, (e) full vesting of any outstanding stock options on the Company's stock, and (f) the lapsing of any restrictions over any restricted shares of the Company's stock. In addition, Mr. Ashken's employment agreement may be terminated at the Company's option for "cause" (as such term is defined in his employment agreement).

         The Company's employment agreement with James E. Lillie, dated as of August 4, 2003, is an initial two-year term subject to successive one-year renewal terms, such renewal terms to be automatic unless either party gives prior written notice of non-renewal. Mr. Lillie currently receives a base salary of $400,000 per year, subject to an annual increase at least equal to the change in the Consumer Price Index, plus a performance-based bonus package. Mr. Lillie also received 52,500 shares of restricted common stock on August 8, 2003, as well as 150,000 stock options with the option price being the closing price of our common stock on such date. Mr. Lillie will receive a prescribed severance pay amount if he is terminated without cause or suffers a specified disability. Mr. Lillie's employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Lillie's employment agreement contains a noncompetition covenant and nonsolicitation provisions (relating to the Company's employees and customers) effective during the term of his employment and continuing for a period of 18 months after the expiration or termination of Mr. Lillie's employment. In the event Mr. Lillie's employment is terminated by the Company without "cause" (as such term is described in his employment agreement) or upon "disability" (as such term is defined in his employment agreement), Mr. Lillie will be entitled to (a) eighteen months base compensation, (b) eighteen months target bonus that he would have been entitled to receive for achieving budget for the year in which his employment was terminated, (c) the continuation of health insurance and other benefits for eighteen months at the Company's expense, (d) full vesting of any outstanding stock options on the Company's stock, and (e) the lapsing of any restrictions over any restricted shares of the Company's stock owned by Mr. Lillie. In addition, Mr. Lillie's employment agreement may be terminated at the Company's option for "cause."

         The Company's employment agreement with J. David Tolbert, dated as of January 1, 2002, was renewed for one year on January 1, 2004 and is subject to an annual renewal provision. Under the employment agreement, Mr. Tolbert currently receives an annual base salary of $175,000, as well as a discretionary bonus package based on the Company's performance. Mr. Tolbert's employment agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. Mr. Tolbert's employment agreement contains a noncompetition covenant and nonsolicitation provisions (relating to the Company's employees and customers) effective during the term of his employment and continuing for a period of 12 months after the expiration or termination of Mr. Tolbert's employment. In the event Mr. Tolbert's employment is terminated by the Company without "cause" (as such term is described in his employment agreement) or upon "disability" (as such term is defined in his employment agreement), Mr. Tolbert will be entitled to (a) one year's base compensation,
(b) one year's target bonus that he would have been entitled to receive for achieving budget for the year in which his employment was terminated, (c) the continuation of health insurance and other benefits for one year at the Company's expense, (d) full vesting of any outstanding stock options on the Company's stock, and (e) the lapsing of any restrictions over any restricted shares of the Company's stock owned by Mr. Tolbert. In addition, Mr. Tolbert's employment agreement may be terminated at the Company's option for "cause."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Loan Program

         Section 402 of the Sarbanes-Oxley Act provides that companies may not make loans to its executive officers and directors. Prior to the enactment of the Sarbanes-Oxley Act, the Company operated an executive loan program to provide loans to finance exercises of incentive stock options and non-qualified stock options granted under our various stock plans. Pursuant to this program, on January 24, 2002, Messrs. Franklin and Ashken received interest bearing loans from the Company in the amount of $3,282,000 and $1,641,000, respectively, in connection with the exercise of non-qualified stock options to purchase 900,000 and 450,000 shares, respectively, of Common Stock granted under the 2001 Stock Option Plan. These loans accrued interest at a rate of 4.125% per annum. On February 14, 2003, Mr. Ashken surrendered 15,000 shares of Common Stock to the Company to repay approximately $259,500 of the outstanding amount under his loan. On April 29, 2003, Messrs. Franklin and Ashken each surrendered to the Company shares of the Company's common stock to repay in full all remaining principal amounts and accrued interest owed under their respective loans. In accordance with the Sarbanes-Oxley Act, the Company will not make any additional loans to its executive officers and directors under the executive loan program.

Agreement with NewRoads, Inc.

         On November 6, 2002, one of the Company's wholly owned subsidiaries entered into an arms length agreement with NewRoads, Inc. ("NewRoads"), a third party provider of pick, pack and ship services, order fulfillment, warehousing, and other services to the retail industry. Pursuant to the agreement, NewRoads agreed to provide such services to the Company's home vacuum packaging segment. On January 9, 2004, NewRoads delivered written notice of its intent to terminate the agreement upon the expiration of the applicable 180 day notice period. Mr. Franklin's brother-in-law was the chairman of the board of NewRoads at the time of the agreement being consummated. Mr. Franklin has an indirect ownership interest of less than 1/2% in NewRoads. During fiscal 2003, the Company paid $2.6 million to NewRoads in connection with these services.

                                   PROPOSAL 2

                 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         Ernst & Young LLP has audited the financial statements of the Company for the year ended December 31, 2003. The Board of Directors desires to continue the services of Ernst & Young LLP for the current year ending December 31, 2004. Accordingly, the Board of Directors will recommend at the Meeting that the Stockholders ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP to audit the financial statements of the Company for the current year. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. In the event the Stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

FEES PAID TO ERNST & YOUNG LLP

         The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2003 and for other services rendered during fiscal year 2003 on behalf of the Company and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services, which have been billed to the Company.

------------------------------------------------------------------------------------------------------------
FEE CATEGORY:                                 FISCAL 2003         % OF TOTAL       FISCAL 2002    % OF TOTAL
------------                                  -----------         ----------       -----------    ----------
------------------------------------------------------------------------------------------------------------
Audit Fees.........................            $1,050,040               45.0         $ 519,900          35.3
------------------------------------------------------------------------------------------------------------
Audit-Related Fees.................               728,794               31.3           232,000          15.7
------------------------------------------------------------------------------------------------------------
Tax Fees...........................               552,446               23.7           721,550          49.0
------------------------------------------------------------------------------------------------------------
All Other Fees.....................                     0                0.0                 0           0.0
------------------------------------------------------------------------------------------------------------
Total Fees.........................            $2,331,280              100.0        $1,473,450         100.0
------------------------------------------------------------------------------------------------------------

         AUDIT FEES: Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statue or regulation.

         AUDIT-RELATED FEES: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

         TAX FEES: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation and such amounts were $447,447 and $721,550 for the years ended December 31, 2003 and 2002, respectively. Other tax services consist of fees for other miscellaneous tax consulting and planning and such amount was $104,999 for the year ended December 31, 2003. There were no amounts incurred for other tax services in the year ended December 31, 2002. For the year ended December 31, 2003, Ernst & Young LLP performed the Company's income tax compliance services. For the year ending December 31, 2004, the Company has instead engaged KPMG LLP to perform these services.

         ALL OTHER FEES: Consists of fees for all other services other than those reported above. The Company did not engage Ernst & Young LLP in this capacity during 2003 or 2002 and its intent is to minimize services in this category.

         In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004, the Audit Committee has considered whether services other than audit and audit-related provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

         The Audit Committee pre-approves all services provided by the independent auditors. These services may include audit, audit-related, tax, permissible non-audit and other. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis and the full Board may approve fees on behalf of the Audit Committee. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time to at least one of the Audit Committee members. Such member may approve the service and related fee but must report any decisions to the Audit Committee at the next scheduled meeting, at which time the approval will be ratified.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who own more than 10% of the Company's capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2003 year were timely filed with the SEC and the NYSE with the exception of the following filings being late: Lynda W. Popwell filing a report in March 2003 amending an earlier report that was timely filed in February 2003; Martin E. Franklin and Ian G.H. Ashken reporting in December 2003 the award by the Company in November 2003 of restricted shares of stock.

ANNUAL REPORT

         A copy of the Company's 2003 Annual Report to Stockholders is being mailed to Stockholders along with this Proxy Statement. Any Stockholder who has not received a copy of the 2003 Annual Report to Stockholders and wishes to do so should contact the Company by mail at the address set forth on the Notice of Annual Meeting or by telephone at (914) 967-9400.

FORM 10-K

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER AS OF THE RECORD DATE, ON THE WRITTEN REQUEST OF THE STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE, AS FILED WITH THE SEC. STOCKHOLDERS SHOULD DIRECT THE WRITTEN REQUEST TO JARDEN CORPORATION, 555 THEODORE FREMD AVENUE, RYE, NEW YORK 10580.

PROPOSALS BY STOCKHOLDERS

         The Company's Bylaws prescribe the procedures Stockholders must follow to nominate directors or to bring other business before Stockholder meetings. To nominate a candidate for director at the 2005 Annual Meeting, your notice of the nomination must be received by the principal executive offices of the Company at 555 Theodore Fremd Avenue, Rye, New York 10580 between December 26, 2004 and January 25, 2005. The notice must describe various matters regarding the nominee, including, but not limited to, the name, address, occupation and the number of shares held by such nominee. To bring other matters before the 2004 Annual Meeting and to include a matter in the Company's proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above, meet the requirements of the Company's Bylaws, and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Copies of the Company's Bylaws may be obtained free of charge from the Secretary of the Company.

                           FOR THE BOARD OF DIRECTORS



                           /s/ Ian G.H. Ashken
                           -----------------------------------------
                           Ian G.H. Ashken
                           Vice Chairman, Chief Financial Officer and Secretary

                                                                         ANNEX A

                               JARDEN CORPORATION
                               BOARD OF DIRECTORS
                    GOVERNANCE PRINCIPLES AND CODE OF CONDUCT

I.       Membership
         A.       Independence
                  A majority of the Directors shall satisfy the independence requirements of the SEC and the NYSE. In general, "independent" means that the Director shall have no material relationship with the Company or any member of the senior management of the Company. In performing their duties, Directors must hold themselves free of any interest, influence or relationship with respect to any activity which could impair their judgment or objectivity in the course of their service to the Company.
         B.       New Directors
                  The Nominating and Policies Committee has, as one of its responsibilities, the recommendation of director candidates to the full Board.
         C.       Mandatory Retirement
                  The mandatory retirement age for independent directors is 70.
         A.       Stock Ownership
                  Independent directors with more than one year of service are urged to directly own at least 1,000 shares of Company common stock.

II.      Code of Conduct
         A.       General
                  Directors shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.
         B.       Representation
                  Directors shall at all times represent the interest of the Company's stockholders, striving to enhance and maintain the reputation of the Company by complying with all of its policies and by-laws.
         C.       Conflicts of Interest
                  Directors are expected to avoid any action, position or interest that conflicts with the interest of the Company or gives the appearance of conflict. Accordingly, the Company should not enter into any paid consulting arrangements with outside Directors or their employers, without obtaining Board approval.
         D.       Share ownership; Purchases and Sales
                  The Board believes that the number of shares of the Company's stock owned by each Director is a personal decision, and encourages stock ownership. Directors may not trade in Jarden securities while having inside information concerning the Company, or in the securities of any other company about which he or she has obtained inside information in his or her role as Director, until after that information has adequately been disseminated to the market. Inside information may not be passed on to others, including family members and friends. Directors will comply with all reporting requirements of the Securities and Exchange Commission concerning his/her purchases and sales of Company securities.

         E.       Contact with Employee, Stockholder, Customer or Competitor
                  In the event of a Director being contacted by an employee, stockholder, customer or competitor concerning a violation of law or company policy, the Director must report promptly the nature of the contact to the Audit Committee or the full Board to ensure proper documentation and the appropriateness of the contact. Additionally, the Board of Directors must help to ensure that such contacting employee will not be disciplined for merely reporting in good faith a suspected violation of law or Company policy.

III.     Duties and Responsibilities
         The responsibility of the Board of Directors is to direct the management of the Company in the interest, and for the benefit, of the Company's stockholders. To that end, the Board of Directors shall have the following duties and responsibilities.
         A. Overseeing the conduct of the Company's business to evaluate whether the business is being properly managed.
         B. Reviewing, and where appropriate, approving the Company's major financial objectives, plans and actions.
         C. Reviewing, and where appropriate, approving major changes in, and determinations of other major issues respecting, the appropriate auditing and accounting principles and practices to be used in the preparation of the Company's financial statements.
         D. Assessing major risk factors relating to the Company and its performance, and reviewing measure to address and mitigate such risks.
         E. Reviewing and approving a CEO succession plan at least annually.
         F. Hiring advisors to assist it in performing its duties and responsibilities on behalf of the Company. The Board shall have the express right to hire its own advisors at its sole discretion without necessarily obtaining the approval of management.
         G.       Reviewing and assessing its own performance at least annually.
         H.       Responding to communications from securities holders.
IV.      Meetings
         A.       Frequency
                  The Chairman shall determine the agenda, timing and length of each meeting of the Board. Board members are also entitled to suggest the inclusion of items on the agenda. The Board expects that at least four regularly scheduled meetings will be held during the year. In addition to regularly scheduled meetings, unscheduled meetings may be called upon appropriate notice at any time to address specific needs of the Company.
         B.       Confidentiality
                  Directors should understand and respect the need for a high level of confidentiality relating to affairs of the Company.
         C.       Executive Sessions
                  The Board shall meet at least once per year in a non-executive session, without the participation of the Chief Executive Officer and Chief Financial Officer or other members of management. The Board shall not take formal actions at such sessions but may make recommendations to the full Board as a result of such sessions.

         D.       Attendance
                  Each Board member shall make every reasonable effort to attend all of the Board meetings and, at the very least, attend a majority of the meeting held during any fiscal year.
         E.       Lead Director
                  The Board shall designate a non-executive lead director to preside over non-executive sessions and perform any duties more appropriately performed by an independent director which would otherwise be performed by the Chairman.

V.       Committees
         The Board shall maintain an Audit, Compensation and Nominating and Policies Committee, each of which shall be governed by a separate charter approved by the Board of Directors.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B
                               JARDEN CORPORATION
                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

This charter governs the operations of the audit committee. The charter will be reviewed and reassessed by the committee and will be approved by the Board of Directors (the "Board"), at least annually.

II.      FUNCTION

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the stockholders, potential stockholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the company's financial statements, corporate governance and the legal compliance and the ethics programs, as established by management and the Board of Directors. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee has the authority to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee is empowered to retain independent counsel and other professionals or to consult with the Company's counsel or professional advisors to assist it in the conduct of any investigation or to advise it with regard to any of its functions, duties, responsibilities and processes.

Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Furthermore, it is not the duty of the audit committee to conduct investigations, to resolve disagreements (if any) between management and the independent auditor, or to assure compliance with laws and regulations.

III.     COMPOSITION

The Audit Committee shall be comprised of at least three directors as determined by the Board, each of who are independent of management and the Company. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Company's Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise, as the Company's Board interprets such qualification in its business judgment.

The members of the Committee shall be elected by the Board until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair shall have accounting or related financial management expertise.

Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.


IV.      FREQUENCY OF MEETINGS

The committee shall meet in person or telephonically at least quarterly with management and the independent auditors and report on such meetings to the Board. For the meeting to approve the annual report and Form 10-K, all members shall attend the meeting. For all other meetings, the Chair or the other 2 members together may represent the committee.

V.       RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's consolidated financial statements, and the independent auditors are responsible for auditing those consolidated financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate action to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The Audit Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee or Board shall have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditors. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor.

The Audit Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Either the Chairman of the Audit Committee acting alone or the other two members acting jointly may grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee or the Board of Directors at its next scheduled meeting.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement as appropriate.

         o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

         o The committee shall review and approve the scope of the annual audit.

         o The committee shall review and approve the independent auditor's audit fees on an annual basis, based upon recommendations from management.

         o The committee shall review all non-audit related work provided by the company's independent auditors and the fees associated with such work to ensure that they are reasonable and proper and do not jeopardize the auditors' independence.

         o The committee shall review the interim financial statements and information with management and the independent auditors prior to the disclosure of such to the stockholders and the public and prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

         o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgments about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosure in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

         o The committee shall review and assess any management letter(s) received from the independent auditors addressing matters relating to internal controls and procedures. The committee shall ensure that management addresses any reportable conditions or material weaknesses.

         o The committee shall oversee the Company's policies and procedures with respect to risk assessment and risk management.

         o The committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         o The committee shall obtain and review a report from the independent auditor at least annually regarding:

                (a) All critical accounting practices to be used.

                (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                (c) Other material written communications between the
                    independent auditor and management, such as any management letter or schedule of unadjusted differences.

                (d) The independent auditor's internal quality-control
                    procedures.

                (e) Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

                (f) All relationships between the independent auditor and the
                    Company.

                (g) Whether in the course of conducting the audit, the
                    independent auditor detected or otherwise became of aware of information indicating that an illegal act (whether or not perceived to have a material effect on the Company's financial statements) has or may have occurred.

         o The committee shall discuss with, the independent auditors and/or management:

                (a) All critical accounting policies and practices to be used any significant financial reporting issues.

                (b) All alternative treatments of financial information within generally accepted accounting principles including the ramifications of the use of such alternative disclosures and treatments.

                (c) The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

                (d) The type and presentation of information to be included in earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.


         o The committee shall discuss with the independent auditors any difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, accounting adjustments that were noted or proposed by the auditor but were passed, any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company.

         o The committee shall review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Annual Report on Form 10-K and Quarterly Report on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         o The committee shall oversee the Company's internal audit function, review any significant reports to management arising from the function and report to the full board any related issues.

         o The committee shall ensure the rotation of the audit partners as required by law and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         o The committee shall review on a case by case basis the Company's hiring of employees or former employees of the independent auditor to ensure there is no issue with auditor independence resulting from such hire.

                               JARDEN CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Martin E. Franklin and Ian G.H. Ashken, as proxies each with full power of substitution, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Jarden Corporation held on record by the undersigned on April 8, 2004, at the Annual Meeting of Stockholders to be held on May 11, 2004 at 555 Theodore Fremd Avenue, Rye, NY 10580 and any adjournments or postponements thereof and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

      The undersigned hereby directs this Proxy to be voted:

|X|   Please mark votes as in this example.

1.    Election of Directors

            Ian G.H. Ashken
            Richard L. Molen

      |_|   FOR                                  |_|   WITHHOLD AUTHORITY
            the election as directors                  to vote for all nominees
            of all nominees listed above               listed above


WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. Write the name of the nominee for which authority to vote is being withheld on the line below.

--------------------------------------------------------------------------------


2. Ratification of the appointment of Ernst & Young LLP as Jarden Corporation's independent auditors for 2004

      |_|   FOR          |_|   AGAINST           |_|   ABSTAIN


      IMPORTANT: PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

                         (Continued from the other side)



3. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

      |_|   FOR          |_|   AGAINST           |_|   ABSTAIN


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.

Shares represented by this Proxy will be voted at the meeting in accordance with the stockholder's specifications above. The Proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the Annual Meeting of Stockholders to the undersigned.


                                       Date:                              , 2004
                                            ------------------------------

                                       ----------------------------------------
                                       Signature of Stockholder

                                       ----------------------------------------
                                       (Signature if held jointly)

                                       Note: Please mark, sign, date and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.